Exhibit 10.21

Execution

AMENDED AND RESTATED

SHARES SALE AND PURCHASE AGREEMENT

DATED JANUARY 28, 2019

BETWEEN

Man TAN（谭曼）

YX MANAGEMENT HOLDING LTD

and

CHANGSHA LUGU HI-TECH MOBILE INTERNET VENURE CAPITAL CO., LTD.

(长沙麓谷高新移动互联网创业投资有限公司)

In relation to the sale and purchase of shares in

YX ASSET RECOVERY LIMITED

Schedule A                                   Transaction Documents

Schedule B                                   Warranties of the Founders and the Group Companies

Schedule C                                   Disclosure Letter

THIS AMENDED AND RESTATED SHARES SALE AND PURCHASE AGREEMENT (this “Agreement”) is made on January 28, 2019,

BETWEEN:

(1)                                 Man TAN (谭曼), a citizen of the People’s Republic of China (the “PRC”), with an identification number of [             ];

(2)                                 Xiaofang ZHOU (周小芳), a citizen of the PRC, with an identification number of [       ]           (together with Man TAN, the “Founders”);

(3)                                 YX MANAGEMENT HOLDING LTD, a company established under the laws of the British Virgin Islands, with its registered address at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands (the “Seller”);

(4)                                 YX ASSET RECOVERY LIMITED, an exempted company established under the laws of the Cayman Islands, with its registered address at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands (the “Company”);

(5)                                 YX INTERNATIONAL HOLDING LTD., an exempted company established under the laws of the British Virgin Islands, with its registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (the “BVI Company”);

(6)                                 YX SERVICES LIMITED, a company established under the laws of the Hong Kong Special Administrative Region, with its registered address at Room 3501, Central Centre, 99 Queen’s Road Central, Hong Kong (the “HK Company”);

(7)                                 SHANGHAI YONG XIONG INFORMATION TECHNOLOGY SERVICES CO., LTD. (上海永雄信息技术服务有限公司), a domestic wholly foreign owned enterprise established under the laws of the PRC and wholly owned by the HK Company, with its registered address at Room 1308, Building D, No. 399 Baixiu Road, Fengxian District, Shanghai (the “WFOE”);

(8)                                 HUNAN YONG XIONG ASSET MANAGEMENT GROUP CO., LTD. (湖南永雄资产管理集团有限公司), a domestic limited liability company established under the laws of the PRC, with its registered address at 1001, Building 7, Xincheng Science Park, No. 588, West Yuelu Avenue, High-tech Development Zone, Changsha (the “Hunan Operating Entity”);

(9)                                 SHANGHAI WEI XIN ENTERPRISE MANAGEMENT CO., LTD. (上海卫信企业管理有限公司), a domestic limited liability company established under the laws of the PRC and wholly owned by Hunan Yongxiong Asset Management Group Co., Ltd., with its registered address at Room 1301, No.399, Baixiu Road, Fengxian District, Shanghai (together with the Hunan Operating Entity, the “Operating Entities”)；

(10)                          HUNAN YONG XIONG INTELLIGENCE TECHNOLOGY CO., LTD. (湖南永雄智能科技有限公司), a domestic wholly foreign owned enterprise established under the laws of the PRC and wholly owned by the HK Company, with its registered address at 401, Building 7, Xincheng Science Park, No. 588, West Yuelu Avenue, High-tech Development Zone, Changsha (the “Hunan Technology”);

AND

(11)                          CHANGSHA LUGU HI-TECH MOBILE INTERNET VENURE CAPITAL CO., LTD. (长沙麓谷高新移动互联网创业投资有限公司), a limited liability company established under the laws of the PRC, with its registered address at Room 604B, 6/F, Building 2, Xincheng Science and Technology Park, No. 588 West Yuelu Road, High-tech Development Zone, Changsha (the “Investor”);

RECITALS:

(1)                                 Man Tan (谭曼) indirectly hold 62% shares of the Company through the Seller, calculated on a fully diluted and as-converted basis.

(2)                                 The Investor or a third party designated by the Investor desires to purchase from the Seller, and the Seller desires to sell to the Investor or its designated third party, 60,000 series A preferred shares of the Company, with a par value of US$0.01 per share, owned by the Seller or re-designated by the Company, representing 0.6% of the issued and outstanding shares of the Company calculated on a fully diluted and as-converted basis (the “Sale Shares”), on the terms of, and subject to the conditions, set out in this Agreement.

(3)                                 The Founders, the Company, the BVI company, the HK Company, Hunan Technology, the Operating Entities, the Investor and Guo Jing have entered into a Shares Sale and Purchase Agreement on November 8, 2018 (the “Original SPA”). Pursuant to Section 14.8 of the Original SPA, any amendment on the terms of the Original SPA shall be made with the consents of all signing parties to the Original SPA in writing.

(4)                                 The Founders intend to replace Hunan Technology with WFOE for the Transactions and VIE structure.

(5)                                 The parties to the Original SPA and the WFOE intend to amend and restate the Original SPA by this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:

1.                                      INTERPRETATION

1.1                               Definitions

Unless the contrary intention appears, the definitions and other provisions set forth below apply throughout this Agreement.

“Accounts” has the meaning set forth in section 10.1 of Schedule B.

“Accounts Date” has the meaning set forth in section 10.1 of Schedule B.

“Affiliate” or “Affiliates” mean with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. With respect to any natural person, each of the following Persons is such Person’s Affiliate for purposes of this Agreement and the other Transaction Documents: (i) spouse; (ii) parents; and (iii) children. Where “Control” means the direct or indirect (a) ownership of more than 50% of the voting securities of the relevant Person, (b) power to appoint or remove one-half of the board of directors of the relevant Person, or (c) power to direct the relevant Person’s management or decision making. The term “Controlled” has the meaning correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which commercial banks are open for normal business in the Hong Kong Special Administrative Region, the PRC, the British Virgin Islands and the Cayman Islands, other than a Saturday, a Sunday or a public holiday.

“BVI Company” has the meaning set forth in the Preamble.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round-Trip Investment via Special Purpose Companies (关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理相关问题的通知) issued by SAFE on July 4, 2014, as amended from time to time.

“Closing” means the closing of the sale and purchase of the Sale Shares and the closing of the sale and purchase of the Domestic Shares.

“Closing Date” has the meaning set forth in section 3.1 hereof.

“Company” has the meaning set forth in the Preamble.

“Condition” or “Conditions” has the meaning set forth in section 4.1 hereof.

“Confidential Information” has the meaning set forth in section 10.1 hereof.

“Disclosure Letter” means the disclosure letter signed and delivered by the Seller to the Investor as of the even date of this Agreement and as part of this Agreement.

“Encumbrance” means any claim, mortgage, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, right to acquire, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise, and any contract to create any of the foregoing.

“Founders” has the meaning set forth in the Preamble.

“Group Company” means each of the Company, the BVI Company, the HK Company, the WFOE and the Operating Entity, together with each direct or indirect subsidiary, branch or Controlled Affiliates (including variable interest entities) of any of the foregoing.

“HK Company” has the meaning set forth in the Preamble.

“Indemnified Party” has the meaning set forth in section 11 hereof.

“Indemnifiable Losses” has the meaning set forth in section 11 hereof.

“Investor” has the meaning set forth in the Preamble.

“Losses” means losses, costs, damages, liabilities, reasonable expenses and penalties (including legal and other professional fees and costs, a reasonable amount in respect of management time, and foreseeable consequential losses).

“Material Adverse Change” means (i)with respect to the Group Company, a material adverse change of assets, business, financial condition or owner’s equity within the scope of its consolidated statements, such as business suspension, interruption or termination, or serious deterioration or material adverse change of its assets and liabilities and financial condition, loss of the ability to pay debts as they become due, loss or damage of material assets or loss or impairment of ownership, power of management or right of use; (ii)with respect to the Transaction, the inability to conduct the Transaction legally and fully, or loss or material change of the basis of transaction, or serious impairment of transaction value; and (iii)existing or impending material change of legal, political, macro-economic and social environments; existing or impending material change of the operation mode or structure of main products or services of the Group Company; existing or impending material change of the industry position of the Group Company or the operating environment of the industry in which it is engaged.

“Operating Entity” has the meaning set forth in the Recitals.

“Original SPA” has the meaning set forth in the Recitals.

“Party” means a party to this Agreement, or its successors or permitted assignees, and collectively, the “Parties”.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” has the meaning set forth in the Preamble, and solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and the Taiwan province.

“PRC Company” means each of the WFOE, the Operating Entity and its subsidiaries or branches.

“Purchase Price” has the meaning set forth in section 2.1.

“Registration of Circular 37” means the registration required by and in accordance with the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round-Trip Investment via Special Purpose Companies (Hui Fa [2014] no. 37).

“Renminbi” or “RMB” means Chinese Renminbi, the lawful currency of the PRC.

“Restated Articles” means the Amended and Restated Memorandum and Articles of Association of the Company.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its local branches.

“Sale Shares” has the meaning set forth in the Recitals.

“Major Subsidiary” or “Major Subsidiaries” means any Group Company whose annual operating revenue exceeds RMB5,000,000.

“Seller” has the meaning set forth in the Preamble.

“Shareholders Agreement” means the Shareholders Agreement to be entered into by the Seller, the Investor and the other relevant Parties on or prior to the Closing.

“Transactions” means a series of transactions contemplated by the Transaction Documents for purpose of the sales and purchases of the Sale Shares.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Restated Articles, to be entered into on or prior to the Closing substantially in the form in Schedule A and any other documents otherwise required in connection with the implementation of the Transactions contemplated by any of the foregoing.

“VIE Agreements” means the agreements entered into by and among the Founders, the Operating Entity and the WFOE, including (i) an exclusive consultation and service agreement; (ii) an exclusive option agreement; (iii) a share pledge agreement; (iv) a voting rights proxy agreement; and (v) a spouse consent letter.

“VIE Structure” means a variable interest entities structure, i.e., the Company indirectly Controls 100% equity interests of the Operating Entity by forming the BVI Company, the HK Company and the WFOE and by means of the VIE Agreements in order to obtain all the profits from the Operating Entity.

“Warranties of the Founders and the Group Companies” has the meaning set forth in section 5.1 hereof.

“WFOE” has the meaning set forth in the Preamble.

1.2                               Interpretation

For all purposes of this Agreement, except as otherwise expressly provided:

(a)                                 A reference to a section, clause, subsection or Schedule is a reference to a section, clause, subsection or Schedule of or to this Agreement;

(b)                                 Where a word or phrase is defined, its grammatical forms have a corresponding meaning;

(c)                                  The Schedules form part of this Agreement; and

(d)                                 The headings in this Agreement do not affect their interpretation.

2.                                      AGREEMENT TO SELL AND PURCHASE THE SALE SHARES

2.1                               The Seller agrees to sell, and the Investor agrees to acquire, the Sale Shares, for an aggregate consideration of RMB 9,000,000 , including the tax to be withheld by the Investor pursuant to section 2.7 below (the “Purchase Price”), subject to and in accordance with, the terms and conditions of this Agreement. The Sale Shares shall be duly and validly issued, fully paid and nonassessable, free and clear of all the Encumbrances, together with all rights attaching to them.

2.2                               The Investor has the right to terminate the Transactions if the Investor finds any Warranties of the Founders and the Group Companies is untrue, concealing, materially misstated and misleading.

2.3                               The Investor shall pay the remaining amount of the Purchase Price to the Seller or a bank account opened in the PRC designated by the Seller upon the satisfaction of the Conditions under section 4.1 and the Closing (as defined below), with the deduction of the aggregate taxes amount to be withheld by the Investor as set forth in section 7.1(b): the Seller or the payee designated by the Seller shall provide the Investor a receipt within one (1) Business Day after the Seller receives such payment.

3.                                      CLOSING; DELIVERIES

3.1                               The Closing shall take place at the Office of the Hunan Operating Entity on the 2nd Business Day immediately after the Conditions specified in section 4.1 hereof have been satisfied (or waived, nevertheless the Conditions under section 4.1(h) shall not be waived), or at such other time and place as the Parties shall agree in writing (the “Closing Date”).

3.2                               At the Closing, the Seller shall deliver to the Company the original share certificate(s) representing the applicable shares held by the Seller in the Company (such share certificates to be cancelled and reissued to reflect the sale and purchase of the Sale Shares).

3.3                               At the Closing, the Company shall, and the Seller shall cause the Company to (i) deliver to the Investor a share certificate representing the number of the Sale Shares purchased by the Investor, duly signed and sealed for and on behalf of the Company; (ii) update its register of members to reflect the Sale Shares purchased by the Investor and deliver a certified true copy of such updated register of members to the Investor; (iii) sign, enter into and deliver any document and take any action required to effect the transactions contemplated under this Agreement or to vest in the Investor its full rights and entitlements hereunder.

4.                                      CONDITIONS PRECEDENT

4.1                               The sale and purchase of the Sale Shares under this Agreement is conditional on that each of the conditions set forth below has been satisfied or waived in writing by the Investor (the “Conditions” and each, a “Condition”):

(a)                                 No changes on finance, market or existing laws and regulations, which have any Material Adverse Change on the Transactions or on the Group Companies;

(b)                                 The Founders, the Investor, the Operating Entity and other relevant parties have reached agreements on the Transaction Documents substantially in the forms in Schedule A, and the effective dates thereof (other than this Agreement) shall not be later than the Closing Date;

(c)                                  All necessary consents, permits, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings have been obtained or made by the Founders, the Investor, the Company, the WFOE, the Operating Entity and other relevant parties in connection with the execution and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions;

(d)                                 Warranties of the Founders and the Group Companies in section 5 and Schedule B hereof shall be true and correct and complete when made, and shall be true and correct and complete in substance as of the date of the Closing with the same force and effect as if they had been made on and as of such date;

(e)                                  Approvals of the Transactions and executions of the Transaction Documents (other than this Agreement) by the shareholders meeting and boards of directors of relevant parties. The Parties have implemented all corporate and other proceedings in connection with the Transactions, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request from the Seller.

(f)                                   The VIE Structure has been established in accordance with applicable laws, including but not limited to the completion of the Registration of Circular 37;

(g)                                  The VIE Agreements have been signed and in force;

(h)                                 The Investor has accomplished the formalities and fillings of overseas direct investment (including application of payment and the quota of payment) with relevant the PRC authorities,   according to, including without limitation, the Measures for the Administration of Overseas Investment of Enterprises (“企业境外投资管理办法”), the Measures for the Administration of Overseas Investment (“境外投资管理办法”), the Provisions on the Foreign Exchange Administration of the Overseas Direct Investment of Domestic Institutions (“境内机构境外直接投资外汇管理规定”), the Circular on Further Simplifying and Improving the Direct Investment-Related Foreign Exchange Administration Policies (“国家外汇管理局关于进一步简化和改进直接投资外汇管理政策的通知”) and other regulations;

(i)                                     No fundamental or substantial breach as to this Agreement and the other Transaction Documents by relevant parties, and no occurrence and consistency of events as to force majeure occur;

(j)                                    The representations and warranties in the Transaction Documents made by the Founders, the Group Companies and other relevant parties shall be true, complete, accurate, valid and not misleading as of the date of this Agreement and the Closing Date with the same force and effect as if they had been made on and as of such date; and

(k)                                 The Seller shall have executed and delivered to such Investor at the Closing a certificate dated as of the Closing stating that the Conditions specified in this section 4.1, which shall be satisfied by the Group Companies, the Founders and/or the Seller, have been fulfilled as of the Closing; and promises, agreements, terms and conditions stated in the relevant Transaction Documents have been performed and complied.

5.                                      WARRANTIES OF THE FOUNDERS AND THE GROUP COMPANIES

5.1                               As a material inducement to the Investor to consummate the transactions contained in this Agreement, the Founders and the Group Companies represent, warrant and covenant to the Investor that each of the statements with respect to each of the Group Companies and the Founders set forth in Schedule B (the “Warranties of the Founders and the Group Companies”) is and will as of the date of this Agreement and the Closing Date be true, accurate, complete and not misleading in substance, except as accurately, fully and fairly disclosed to the Investor in the Disclosure Letter attached hereof as Schedule C.

5.2                               Each of the Warranties of the Founders and the Group Companies is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited:

(a)                                 By reference to any other Warranties of the Founders and the Group Companies; or

(b)                                 By any other provision of this Agreement.

5.3                               None of the Warranties of the Founders and the Group Companies shall be treated as qualified by any actual, imputed or constructive knowledge on the part of the Investor, its employees, its Affiliates, agents or advisers, and no such knowledge shall prejudice any warranty claim or operate so as to reduce any amount recoverable.

5.4                               The Seller shall promptly (and in any event before the Closing) give notice to the Investor of any matter or circumstance which comes to his attention and which results or is likely to result in any of the Warranties of the Founders and the Group Companies being untrue, inaccurate, incomplete or misleading as of the date of this Agreement or as of the Closing.

6.                                      INVESTOR’S REPRESENTATIONS AND WARRANTIES

The Investor represents and warrants to the Seller that:

(a)                                 It is a limited liability company validly existing under the laws of the PRC and has been in continuous existence since its incorporation;

(b)                                 It has all necessary corporate power and authorisation to execute and perform this Agreement; and

(c)                                  It has taken all action necessary to authorise its execution and the performance of its obligations under this Agreement.

7.                                      COVENANTS OF THE SELLER

7.1                               The Seller hereto hereby acknowledges, covenants and agrees that:

(a)                                 The Investor shall have no obligation to pay any tax of any nature that is required by applicable laws to be paid by the Seller and any of his Affiliates arising out of the Transactions, and the Seller agrees to bear and pay any tax of any nature that is required by applicable laws to be paid by him arising out of the Transactions.

(b)                                 The Seller shall make his best efforts to cooperate with the Investor to withhold the taxes that shall be deducted and withheld by the Investor under applicable PRC laws for the Transactions and file such taxes with the applicable PRC taxing authority (being the PRC taxing authority to which such filings are to be made pursuant to applicable laws) for the Transactions.

(c)                                  To the extent that the taxes are so deducted or withheld by the Investor as set forth in section 2.7(b), such amounts shall be treated for all purposes of this Agreement as having been paid to the Seller in respect of whom such deduction or withholding was made.

The Founders covenant to the Investor that from the date of the Agreement until the Closing Date:

(a)                                 Unless it is otherwise agreed by the Investor in writing or provided in this Agreement, the Founders and their holding companies shall not directly or indirectly transfer, donate, pledge, set Encumbrances on or otherwise dispose any shares or other interests of the Company directly or indirectly owned by such Founders, if such activity would make the shareholdings of the Founders and/or their holding companies in the Company less than 51% or the corresponding transfer price of any such disposals of the shares the Founders hold in the Company is lower than the Purchase Price. Except for the aforesaid circumstances, if each of the Founders intend to directly or indirectly transfer, donate, pledge, set Encumbrances on or otherwise dispose the shares or interests in the Company, such Founder shall notify the Investor in writing of such activity; except for the purpose of the IPO (as defined in the Restated Articles), performing this Agreement and the other Transaction Documents and the ordinary business of the Group Companies, the Founders shall not directly or indirectly undertake any sale, donation, lease, pledge, encumbrances or disposal of the share interests of the Major Subsidiaries of the Group Companies;

(b)                                 The Founders shall not undertake any activities that will or may result in the Group Companies’ breach of the above covenants;

(c)                                  Unless it is otherwise agreed by the Investor in writing or provided in this Agreement and the other Transaction Documents, the Founders and the Group Companies shall not:

Modify the memorandum and articles of association of each Group Company which may have any Material Adverse Change on the rights of the Investor and the Transactions;

Issue new shares or otherwise conduct re-financing where the pre-money valuation is lower than that of the Transactions;

Purchase and transfer major assets, or provide guarantees or loans, in the event that:

1.                                      the total amount of the assets purchased or sold accounts for more than 10% of the total assets in the audited and consolidated financial report of such Group Company in the latest fiscal year;

2.                                      the incomes generated from the assets purchased or sold account for more than 10% of the business incomes of such Group Company in the audited and consolidated financial report in the latest fiscal year;

3.                                      the net assets purchased or sold account for more than 10% of the total net assets in the audited and consolidated financial report of such Group Company in the latest fiscal year; and

4.                                      the amount of guarantees or indebtedness exceeds RMB 5,000,000 per loan or the amount of guarantees or indebtedness for the same Person collectively exceeds RMB 10,000,000, unless for the purpose of this Agreement or in the ordinary course of receivable collection business to pay deposit to clients.

7.2                               The Seller further covenants to the Investor as follows:

(a)                                 The business of the Company shall be restricted to the holding, management and disposition of equity interest in its operating subsidiaries; and

(b)                                 The business of each of the Group Companies shall be restricted to its principal business and any new business approved by the Board of Directors of the Company pursuant to Section 7.2(d) of the Shareholders Agreement and Article 19(b)(iv) of the Restated Articles. The Seller shall cause each Group Company to conduct its business in the manner as it is currently being conducted in accordance with the applicable laws.

7.3                               The Seller shall cause the PRC Companies to take commercially reasonable efforts to obtain and maintain at all times all permits that are required in connection with their respective business operation, including without limitation a value-added telecommunications business license.

7.4                               The Seller shall, and the Seller shall cause the Company to make greatest efforts to have the Company completing the Qualified Public Offering (as such term is defined in the Restated Articles).

7.5                               The Founders agree not to, and the Founders agree to cause the other shareholders of the Company not to use any of his/her/its personal bank accounts in the operation of business of any Group Companies for any purposes after the Closing.

7.6                               Within three (3) Business Days after the Closing, the Restated Articles shall have been duly submitted to and filed with the Registrar of Companies in the Cayman Islands, and certificates of such filling shall be provided to the Investor.

7.7                               Within a reasonable period after the Closing, the Group Companies shall adjust their business contracts and the Group Company shall enter into such services contracts as the Party who actually provides services.

7.8                               Within a reasonable period after the Closing, the Group Companies shall make reasonable efforts to extend the currently valid labour contracts with their key employees, and such contracts shall be valid for four (4) years after the Closing.

7.9                               The Group Companies shall enhance the private data protection system and improve the private data collection procedures and obtain confirmation by the Investor. Pursuant to applicable laws, no Group Company or any of its employees is allowed to misuse or explore and use any private data it obtained in the business of such Group Company for profits.

7.10                        The Founders and the Group Companies shall have reached a solution of the stock option plan with 10 employees who have entered into written agreements regarding to incentive plan to grant certain equity interest with them. Such solution shall be confirmed by each of employees in writing and not dilute the shareholding in the Company to be held by the Investor immediately after the Closing, i.e., representing 0.6% of the issued and outstanding shares of the Company calculated on a fully diluted and as-converted basis;

7.11                        Certain key employees of the Group Companies shall deregister their attorneys’ practice licenses under Hunan Jinhou Law Office (湖南金厚律师事务所) with a competent PRC judicial authority; and

7.12                        Within three (3) months following the Closing, Hunan Technology shall be de-registered; and

7.13                        The Group Companies shall conduct their activities in all material respects in full compliance with all applicable laws and regulations, including but not limited to the laws of finance, tax, social insurance and public housing fund and in all material respects in accordance with all the requirements of governmental departments.

8.                                      TERMINATION

8.1                               This Agreement shall take effect as of the date of this Agreement and shall continue to be in effect until terminated prior to the Closing as follows:

(a)                                 At any time by written agreement of the Parties;

(b)                                 Prior to the Closing and by written notice issued by the Investor, a Material Adverse Change occurs; or

(c)                                  Either Party breaches this Agreement, which results in a failure of fulfilling the purpose of this Agreement, the non-breaching Party has a right to terminate this Agreement and the other then executed Transaction Documents.

8.2                               Termination of this Agreement shall not affect the exercise of the right of the Party to pursue the liability of the other Party for breach of contract or other liability under this Agreement. The provisions of sections 9 (Non-competition), 10 (Confidentiality), 11 (Default Remedy and Indemnity), 12 (Notice), 13 (Governing Law and Dispute Resolution) and 14 (Miscellaneous) shall remain in full force and effect following the termination of this Agreement.

9.                                      NON-COMPETITION

The Founders undertake to the Investor that, he/she (or any of their Affiliates) and his/her lineal relatives (namely his/her spouse; parents or children) shall not be in competition with the Group Companies in any forms from the date of the Agreement and will not in any capacity engage in any activity as follows:

(a)                                 engaging with any third party in any activity that competes with the business currently operated by or planned by the Group Companies, possess any interests in such activity, as a principle, an agent, a partner, a shareholder (except for a shareholder who holds no exceeding 5% of the shares of a listed company), an equity joint venture partner, a licensee, a licensor or any other identity;

(b)                                 inducing or soliciting any current or potential clients under negotiation of the Group Companies in respect of the products, services and other relevant business of the Group Companies; or

(c)                                  inducing or endeavouring to induce any employee, consultant or any person in other positions of the Group Companies to terminate his/her employment relationship with such Group Companies.

The Founders agree, represent and warrant, and covenant to ensure that the Founders themselves and the directors, senior management, key technical staff and any other key managers of the Group Companies will separately enter into non-disclosure agreements and non-competition agreements with such Group Companies, under which such persons shall not be in competition with the Group Companies during their employment and within two (2) years after the later of the day they terminate employment or no longer possess any shares or other interests in the Group Companies; if the directors, senior management, key technical staff and any other key managers of the Group Companies violate the foregoing agreements, the Founders shall cause the Group Companies to make best efforts to pursue relevant liabilities.

If any breach of the foregoing occurs, the Founders shall jointly and severally indemnify and hold harmless the Group Companies and the Investor from and against their Losses.

10.                               CONFIDENTIALITY

10.1                        Either Party shall, and shall cause any Person who is Controlled by such Party to, keep confidential the existence and content of this Agreement and any related documentation, the identities of any of the parties, and other information of a non-public nature received from the other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the “Confidential Information”) unless the Seller and the Investor shall mutually agree otherwise; provided that any Party may permit the disclosure of the Confidential Information:

(a)                                 To the extent required by applicable laws or the rules of any stock exchange; provided that such Party shall, where practicable and to the extent permitted by applicable laws, provide the other Party with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Party) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep such information confidential to the extent reasonably requested by the other Party;

(b)                                 To his/its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each person to whom any Confidential Information is so disclosed as to the confidential nature thereof;

(c)                                  In the case of any Seller or the Investor, to his/its auditors, counsel, directors, officers, employees, fund manager, shareholders, partners or investors; and

(d)                                 To his/its current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof.  For the avoidance of doubt, the Confidential Information does not include information that:

(i)                                     Was already in the possession of the receiving Party before such disclosure by the disclosing Party;

(ii)                                  Is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this section 10.1; or

(iii)                               Is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party. The Parties shall not make any announcement regarding the consummation of the Transactions in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the Investor’s prior written consent.

11.                               DEFAULT REMEDY AND INDEMNITY

11.1                        After the signing of this Agreement, in the event of an event of default, the non-defaulting party shall have the right to request the defaulting party to correct the breach within a reasonable period of time. If the defaulting party fails to rectify the breach within the time limit, the non-defaulting party has the right to terminate this Agreement unilaterally and hold the defaulting party liable for breach of contract; while the defaulting party has corrected the breach but still caused Losses to the non-defaulting party, the defaulting party shall still be liable for such Losses, including the actual loss of the non-defaulting party, the benefits available after the performance of this Agreement, and the expenses incurred in claiming compensation.

11.2                        Without prejudice to any other remedy available to the Investor, the Founders and the Group Companies shall jointly and severally indemnify and hold harmless the Investor, and such Investor’s Affiliates, officers, agents and assigns (each an “Indemnified Party”), from and against any and all Indemnifiable Losses suffered by such Indemnified Party, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by any of the Founders or the Group Companies in or pursuant to this Agreement and the other Transaction Documents.

11.3                        Without prejudice to any other remedies available to the Investor, the Founders shall jointly and severally indemnify the Indemnified Party for the direct or indirect compensable damages suffered by such Indemnified Party as a result of or arising out of:

(a)                                 any action brought against any Group Companies or termination of cooperation with Group Companies due to the inconsistence between the contract signatory and the actual business/services provider before the Closing;

(b)                                 Any taxes or Losses suffered by the Group Companies that may arise from the settlement of the outstanding accounts between their Affiliates before the Closing;

(c)                                  any penalties, fees, interests or any supplementary payments suffered by the Group Companies that may arise from failure to fully pay any social insurance (including the endowment insurance, medical insurance, unemployment insurance, work-related injuries insurance and maternity insurance) and public housing funds in accordance with the applicable Laws before and on the Closing Date; and

(d)                                 any undisclosed debts, any unpaid, latent or potential tax liabilities (including, but not limited to personal/corporate tax, fees, withholding or substituting of any taxes etc.), any risks arising from business qualifications and corporate compliance, and any other possible existing civil, administrative or criminal liabilities due to any non-compliance of any Group Companies before the Closing.

“Indemnifiable Losses” means, with respect to any Party, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty, settlement, suit, or taxes of any kind or nature, together with all interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Party.

12.                               NOTICES

12.1                        Any notice or other communication to be given under this Agreement must be in writing which includes fax, but not email or any other form of electronic communication, and must be delivered or sent by post or fax to the Party to whom it is to be given at its address as follows:

(a)                                 to the Founders or the Group Companies at:

Man TAN
Attention：	Man TAN (谭曼)
Address：	[ ]
Fax number：	[ ]

and

(b)                                 to the Investor at:

Attention:	Xiangyong HU (胡湘勇)
Address:	[ ]
Fax number:	[ ]

or at any such other address or fax number of which he/it shall have given five (5) Business Days’ prior written notice for this purpose to the other Party under this clause. Any notice or other communication sent by post shall be sent by overnight courier.

12.2                        Any notice or other communication shall be deemed to have been given:

(a)                                 if delivered, on the date of delivery;

(b)                                 if sent by post, on the second Business Day after it was put into the post or sent by courier; or

(c)                                  if sent by fax, on the date of transmission, if transmitted before 5:00 p.m. (local time at the country of destination) on any Business Day, and in any other case on the Business Day following the date of transmission.

12.3                        In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted or that the fax was properly addressed and transmitted, as the case may be.

13.                               GOVERNING LAW AND DISPUTE RESOLUTION

13.1                        This Agreement is governed by and construed in accordance with the laws of the PRC.

13.2                        All disputes arising out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) that cannot be resolved by the Parties within thirty (30) days from the notification by one Party to the other Party of the existence of a dispute, shall be exclusively and definitively settled by arbitrations at the Shanghai International Economic and Trade Arbitration Commission pursuant to arbitration rules in force when the notice of arbitration is submitted in accordance with such rules.

13.3                        The arbitral tribunal shall consist of three (3) arbitrators.  The claimants shall collectively choose one (1) arbitrator, and the respondents shall collectively choose one (1) arbitrator. The two (2) arbitrators appointed by the Parties shall collectively appoint the third arbitrator.

13.4                        The language of the arbitration shall be Chinese. The seat of arbitration shall be Shanghai.

13.5                        The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Arbitration fees, including attorney fees, shall be borne by the losing party.

13.6                        During the dispute occurrence and litigation settlement, in addition to the matters arising from the dispute, the parties shall continue to exercise their unencumbered rights under this Agreement and perform unaffected obligations in good faith.

14.                               MISCELLANEOUS

14.1                        After the Closing Date, the Founders agree, upon the Investor’s request, to provide bridge funds equivalent to the Purchase Price to ensure the Investor to complete all the necessary formalities for remitting the investment returns back into the PRC, in the event that the formalities of remitting such investment returns back to the PRC cannot be completed or the completion encounters obstacles because of the method of payment for the Purchase Price, and for the avoidance of doubt, such investment returns shall include but without limitation the dividends, the Purchase Price and any other profits that will be then vested in the Investor after the Closing. Further, if the aforementioned arrangements fail, the Founders agree to pay indemnifications equivalent to the Investor’s total investment returns in the PRC and the Investor agrees to transfer the Sale Shares to the Seller or a third party designated by the Seller in a reasonable manner upon the request of the Founders. And the Seller shall undertake all Losses including foreign exchange costs and other relevant expenses incurred during this process.

14.2                        The Seller shall, at its own cost and expense, execute and do (or procure to be executed and done) all such deeds, documents, acts and things as the Investor may from time to time require in order to vest any of the Sale Shares in the Investor, or as otherwise may be necessary to give full effect to and ensure full performance of this Agreement.

14.3                        Either Party shall not assign its rights or transfer its obligations under this Agreement without the prior written consent of the other Parties; but the Investor may assign its rights or transfer its obligations under this Agreement to its Affiliates without consent of the other Parties.

14.4                        The agreements of the parties under the Transaction Documents shall survive the Closing Date until such agreements have been duly performed or otherwise terminated upon agreement between and/among the relevant parties pursuant to the Transaction Documents.

14.5                        Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

14.6                        Except for otherwise provided in this Agreement, each Party shall pay the costs and expenses incurred by him/it in connection with the entering into and Closing of this Agreement.

14.7                        This Agreement may be executed in any number of counterparts. Each counterpart has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.8                        Any term in this Agreement may be amended with the agreement of all Parties in writing.

14.9                        The rights of each Party under this Agreement:

(a)                                 May be exercised as often as necessary;

(b)                                 Except as otherwise expressly provided in this Agreement, are cumulative and not exclusive of rights and remedies provided by laws;

(c)                                  May be waived only in writing and specifically; and

(d)                                 Any delay in exercising or non-exercise of any such right is not a waiver of that right.

14.10                 The provisions contained in each section and subsection of this Agreement shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.

14.11                 The language of this Agreement and the Transactions envisaged by it is in English and Chinese and all notices, demands, requests, statements, certificates or other communications to be given in connection with this Agreement must be in English and Chinese unless otherwise agreed. In the event of any inconsistencies between the English and Chinese versions, the Chinese version shall prevail.

14.12                 Each of the Parties hereby confirms to each other Party that it has not received and will not receive any commission, discounts, brokerages or other special payments from any Party as an inducement or as consideration for entering into this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SELLER

YX MANAGEMENT HOLDING LTD

/s/ Man Tan

Name: Man Tan

Title:

FOUNDERS

Man TAN (谭曼)

/s/ Man Tan

Xiaofang ZHOU (周小芳)

/s/ Xiaofang Zhou

SIGNATURE PAGE OF SHARES SALE AND PURCHASE AGREEMENT in relation to the sale and purchase of shares in YX ASSET RECOVERY LIMITED

IN WITNESS WHEREOF, the Parties hereto have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY

YX ASSET RECOVERY LIMITED

/s/ Man Tan
Name: Man Tan

Title:

BVI COMPANY

YX INTERNATIONAL HOLDING LTD

/s/ Man Tan
Name: Man Tan

Title:

HK COMPANY

YX SERVICES LIMITED

/s/ Man Tan
Name: Man Tan

Title:

SIGNATURE PAGE OF SHARES SALE AND PURCHASE AGREEMENT in relation to the sale and purchase of shares in YX ASSET RECOVERY LIMITED

IN WITNESS WHEREOF, the Parties hereto have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WFOE

HUNAN YONG XIONG INTELLIGENCE TECHNOLOGY CO., LTD. (湖南永雄智能科技有限公司)

/s/ Man Tan
Name: Man Tan

Title:

OPERATING ENTITY

HUNAN YONG XIONG ASSET MANAGEMENT GROUP CO., LTD. (湖南永雄资产管理集团有限公司)

/s/ Man Tan
Name: Man Tan

Title:

SHANGHAI WEI XIN ENTERPRISE MANAGEMENT CO., LTD. (上海卫信企业管理有限公司)

/s/ Wen Zeng
Name: Wen Zeng

Title:

SIGNATURE PAGE OF SHARES SALE AND PURCHASE AGREEMENT in relation to the sale and purchase of shares in YX ASSET RECOVERY LIMITED

IN WITNESS WHEREOF, the Parties hereto have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HUNAN TECHONOLOGY

HUNAN YONG XIONG INTELLIGENCE TECHNOLOGY CO., LTD.

(湖南永雄智能科技有限公司)

By:	/s/ Man Tan
Name: Man Tan
Title:

SIGNATURE PAGE OF SHARES SALE AND PURCHASE AGREEMENT in relation to the sale and purchase of shares in YX ASSET RECOVERY LIMITED

IN WITNESS WHEREOF, the Parties hereto have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR

CHANGSHA LUGU HI-TECH MOBILE INTERNET VENURE CAPITAL CO., LTD. (长沙麓谷高新移动互联网创业投资有限公司)

/s/ Xiangyong Hu
Name: Xiangyong Hu

Title:

SIGNATURE PAGE OF SHARES SALE AND PURCHASE AGREEMENT in relation to the sale and purchase of shares in YX ASSET RECOVERY LIMITED

Schedule A

Transaction Documents

Shareholders Agreement

The Restated Articles

Schedule B

Warranties of the Founders and the Group Companies

1.                                      Capacity and Consequences of Sale

1.1                               Each Group Company is validly existing under the laws of its country of incorporation and has been in continuous existence since its incorporation;

1.2                               Each of the Founders, the Company, the BVI Company, the HK Company, the WFOE and the Operating Entity has the capacity and power to execute this Agreement and to perform his/her/its obligations under it, and has taken all action necessary to authorize such execution and the performance of such obligations;

1.3                               No step has been taken or winding-up order issued to wind up any Group Company or appoint a receiver in respect of it or its assets;

1.4                               This Agreement constitutes, when executed, the legal, valid and binding obligations of the Seller or each Group Company, in accordance with the terms of this Agreement;

1.5                               All authorizations from, and notices or filings with, any governmental or other authority that are necessary to enable the Seller to execute and perform its obligations under this Agreement have been obtained or made (as the case may be) and are in full force and effect and all conditions of each such authorization have been complied with;

1.6                               At the execution of this Agreement and at the Closing, the Seller executes and performs this Agreement will not:

(a)                                 Be conflict with or constitute a default under:

(i)                                     any material provision of any agreement or instrument to which any Group Company or it is a party or is otherwise bound (including their respective memoranda and articles of association); or

(ii)                                  any provision of any lien, order, judgment, decree or regulation or other restriction of any kind by which any of the Group Companies or it, is bound;

(b)                                 Relieve any other party to a contract with the Group Company of its obligations or enable that party to vary or terminate its rights or obligations under that contract; or

(c)                                  Result in the creation or imposition of any Encumbrance on any of the property or assets of any Group Company or result in a requirement to repay any indebtedness of any Group Company.

2.                                      Constitution, Powers of Attorney and Statutory Books

2.1                               Each Group Company is a corporation or a branch validly existing under the laws of its country of incorporation and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its organization, incorporation or establishment, and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party and has been in continuous existence since its incorporation.

2.2                               The certificate of incorporation, the certificate of approval, business license, memorandum of association and articles of association of each Group Company, together with any resolutions or agreements affecting such documents, are in accordance with all applicable laws and regulations. The copies of these documents which have been given to the Investor are true, accurate and complete in all aspects.

2.3                               No Group Company has executed any power of attorney or conferred on any Person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind that Group Company in any way and which power of attorney or authority remains in force or was granted or conferred within one (1) year before the date of this Agreement.

2.4                               The statutory books of each Group Company, if applicable, are up to date and are in its possession.

2.5                               All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company authority) by each Group Company have been properly prepared in all material respects and filed.

3.                                      Capitalization of the Company and Other Group Companies

3.1                               Immediately prior to the Closing, the authorized share capital of the Company is 100,000,000 shares, consisting of the following:

(d)                                 A total of 10,000,000 authorized and outstanding ordinary shares, par value US$0.01 per share, of the Company, with rights as stated in the Restated Articles;

(e)                                  Except for (i) the conversion privileges of the Sales Shares, (ii) the share sale and purchase arrangement under the shares sale and purchase agreement entered into among the Founders, the Company, Shanghai Hengxiong Enterprise Management Consulting Limited Partnership (上海珩雄企业管理咨询合伙企业（有限合伙）) and other parties on January 28, 2018, and (iii) save for the pre-emptive rights provided in the Shareholders Agreement, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Apart from the exceptions noted in this section 3.1 and the Shareholders Agreement, no shares (including, without limitation, the Preferred Shares and the Conversion Shares) of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any pre-emptive rights, rights of first refusal or other rights to purchase such shares (whether in favour of the Company or any other Person) or any agreement that affects the voting or relates to the giving of written consents with respect to such shares.

3.2                               The Sale Shares owned by the Seller have been validly issued and are fully paid up, free of further capital contribution obligations. The paid up capital has not been repaid or withdrawn. The registered capital of each Group Company is fully paid up, free of further capital contribution obligations and the paid up capital has not been repaid or withdrawn.

3.3                               There is no Encumbrance on, over or affecting any of the Sale Shares, nor is there any commitment to give or create any such Encumbrance, and no Person has claimed to be entitled to any such Encumbrance.

3.4                               No Person is entitled or has claimed to be entitled to require any Group Company (except for the Company) to issue any share or loan capital or increase its share or registered capital, either now or at any future date and whether contingently or not.

3.5                               There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character except There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the share capital of any Group Company (except for the Company), except the share sale and purchase arrangement under the shares sale and purchase agreement entered into among the Founders, the Company, Shanghai Hengxiong Enterprise Management Consulting Limited Partnership (上海珩雄企业管理咨询合伙企业（有限合伙）) and other parties on November 28, 2018, relating to the share capital of any Group Company (except for the Company), except , and no Seller is a party to any agreement which creates such rights.

4.                                      Subsidiaries, Associations and Branches

No Group Company:

(a)                                 Holds or beneficially owns or has agreed to acquire any securities of any other company, other than another Group Company;

(b)                                 Is, or has agreed to become, a member of any partnership (whether incorporated or unincorporated) or other unincorporated association, joint venture or consortium;

(c)                                  Has any branch or any established place of business outside of its place of incorporation; or

(d)                                 Has any subsidiary other than another Group Company.

5.                                      Ownership of Assets

5.1                               All assets owned or acquired by a Group Company:

(a)                                 Are legally and beneficially owned by the Group Company; and

(b)                                 Where capable of possession, are in the possession of the Group Company.

5.2                               None of the property, assets, undertakings, goodwill or uncalled capital of any Group Company is subject to any Encumbrance, and no Person is entitled to any Encumbrance over them.

6.                                      Accuracy of Information

The Founders and the Group Companies to have made, available to the Investor all information, including the financial, marketing, sales and operational information on a historical basis relating to the Group Companies, which are material to an investor in the Group Companies. All the information is true, accurate, complete and not misleading in all material respects and no fact has been omitted which would make such information untrue, inaccurate, incomplete or misleading in all material respects.

7.                                      Compliance with Laws

Each Group Company has conducted the business of such Group Company in accordance with all applicable laws in all material respects and has all the licenses, permits, approvals, authorizations and consents to own and operate its assets and to carry on its business as it does at present, and is in compliance with all licenses, permits, approvals, authorizations and consents in all material respects which are necessary to conduct business in the jurisdictions in which such Group Company operates.

8.                                      Litigation

8.1                               No Group Company is a party to any pending civil, criminal, arbitration, administrative or other proceeding in any jurisdiction and no proceeding is threatened by or against any Group Company and there are no reasonable grounds upon which would be likely to give rise to any proceeding.

8.2                               There is no material outstanding judgment, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against any Group Company.

8.3                               No Group Company is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body, nor is there anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

9.                                      Insolvency

9.1                               No order has been made, and no petition has been presented or resolution passed, for the winding up of the Group Company or for the appointment of a liquidator or provisional liquidator to the Group Company.

9.2                               No administrator, administrative receiver or similar person has been appointed in relation to the Group Company or any part of the Group Company’s business or assets, and no notice has been given or filed with the court of an intention to appoint such a person.  No petition or application has been presented or order made for the appointment of an administrator, administrative receiver or similar person in respect of the Group Company or any part of the Group Company’s business or assets.

9.3                               No Group Company has stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any relevant jurisdiction.

10.                               Accounts

10.1                        The consolidated unaudited profit and loss accounts and balance sheet for the Group Companies for the six-month period ended on the Accounts Date, as prepared in accordance with the generally acceptable accounting principles and practices in the place of incorporation of each Group Company, and on the basis consistent with the past practices of the Group Companies (“Accounts”), give a true and fair view of the state of affairs of the Group Companies as of June 30 (“Accounts Date”) and of the profit (or loss) and cash flows of the Group Companies for the six-month period ended on the Accounts Date.

10.2                        The Accounts were prepared on a basis consistent with the basis upon which all audited and unaudited accounts of the Group Companies were prepared in respect of the three (3) years before the Accounts Date.

10.3                        The Accounts in relation to the Group Companies were prepared on a proper and consistent basis in accordance with laws and the applicable generally accepted accounting principles of the place of incorporation of the Group Companies at the time of signature of the Accounts.

10.4                        Since the Accounts Date:

(a)                                 No Group Company has declared, paid or made a dividend or other distribution;

(b)                                 No resolution of the shareholders of any Group Company has been passed;

(c)                                  No Group Company has repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or undertaken an obligation to do any of those things;

(d)                                 No change has occurred in the accounting methods, principles or practices applied by a Group Company and there has been no revaluation by any Group Company of any of its assets;

(e)                                  No Group Company has entered into any unusual contract or commitment or otherwise departed from its ordinary course of business; and

(f)                                   There has been no deterioration in the turnover, financial or trading position, value of any material fixed assets, or the prospects of any of the Group Companies.

11.                               Financial Indebtedness, Guarantees and Indemnities

11.1                        No Group Company has any indebtedness exceeding RMB 500,000 of any kind (whether presently payable or not) owing to any Person.

11.2                        No Group Company is a party to a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to the obligations of a third party (other than another Group Company).

11.3                        The Disclosure Letter sets out a complete and accurate list of all the Group Companies’ bank accounts, including details of the credit and debit balances on them and the authorised signatories to such accounts.

12.                               Related Party Transactions

No Group Company is a party to any agreement, arrangement or understanding (whether oral or written), directly or indirectly (including any purchase, sale, lease, investment, loan service or management agreement or other transaction), with any Affiliate, director, officer, supervisor or a related party of any of the Group Companies or the Founders.

13.                               Intellectual Property Rights

13.1                        Except as disclosed in the Disclosure Letter, no Group Company owns or uses any other intellectual property rights.

13.2                        No activity or product of the Group Company infringes or is likely to infringe any intellectual property right of a third party and no claim of infringement has been made against any Group Company.

14.                               Insurance

14.1                        The Disclosure Letter contains a summary of each material insurance policy and indemnity policy in respect of which the Group Company has an interest.

14.2                        Details of any claims outstanding under any of the policies are contained in the Disclosure Letter. No insurer has refused or given any indication that it intends to refuse any such claim.

14.3                        All premiums due on the policies have been paid in accordance with their terms and all the policies are valid and in full force and effect.

15.                               Taxation

15.1                        Each Group Company has paid, deducted, withheld, accounted for and made adequate provision for payment of all taxation which are payable by it to the tax authorities in all applicable jurisdictions including all penalties, surcharges, fines and interest in connection with taxation (if any).

15.2                        Each Group Company has within applicable time limits (or, where relevant, for the requisite periods) made all returns, provided all information and maintained all records in relation to taxation as it is required to make, provide or maintain and has complied in all respects with all notices served on it and any other requirements lawfully made of it by any taxation authorities and all such returns, information and records are accurate in all respects.

15.3                        All records which any Group Company is required to keep for taxation purposes, or which would be needed to substantiate any claim made or position taken in relation to taxation by the relevant Group Company, have been kept and are available for inspection at the premises of the relevant Group Company.

15.4                        No Group Company is or has been involved in any dispute or non-routine audit or investigation in relation to taxation with a taxation authority or is likely to become involved in such a dispute, audit or investigation.

15.5                        No Group Company has been a party to or otherwise knowingly involved in any transaction or series of transactions which, or any part of which, is intended to avoid, or unlawfully reduce or delay any tax applicable to such Group Company.

16.                               Real Property

16.1                        Each Group Company is the legal and beneficial owner of its real properties, free of any Encumbrances. No other Person is entitled to occupy, use or dispose of the real properties or take any other action which may have an adverse effect on the development of the real properties.

16.2                        Each Group Company has good and clean title to the real properties free and clear from any Encumbrance, and there are no circumstances which are likely to result in the title to the properties being revoked, withdrawn, modified or suspended.

16.3                        All government permits, licenses, title certificates and all inspection and acceptance certificates received by the Group Companies are and have remained effective, and have not been withdrawn or amended by any government authorities, and the Group Companies are not exposed to any risk of being held legally liable by any government authorities for any violation of the terms of such permits, licenses or certificates.

16.4                        No Group Company has received any warning from any government authority that the real properties have been idle in breach of applicable laws.

16.5                        The real properties are in good repair and in good condition and are in such state of repair and condition as to be fit for the purpose for which they are at present used.

16.6                        The real properties are free from any claim, tenancy, occupation lease, license or other right of occupation, option, right of pre-emption, or agreement for sale and purchase or other agreement of similar nature. All prior leases concerning the real properties have been terminated and discharged, and there is no outstanding liability under such leases.

17.                               Contracts and Commitments

17.1                        No Person will receive any agent, introduction, combination or facilitation of the Transactions payment, fee, commission or other benefit or compensation, nor will the Investor or any of the Group Companies have any obligation to pay any amount, fee, commission, benefit or compensation, as a result of the consummation of the Transactions contemplated by this Agreement.

18.                               Employees

18.1                        There are no amounts owing or agreed to be loaned or advanced by any Group Company to any employees of any Group Company.

18.2                        Except as disclosed in the Disclosure Letter, no Group Company has a trade union, and is not involved in any dispute with, a trade union, staff association or other body representing any of its employees.

18.3                        There is no outstanding claim exceeding RMB 500,000 by any Group Company employees or former employees against any Group Company or against any Person whom any Group Company is or may be liable to compensate or indemnify.

18.4                        Each Group Company has complied with its obligations to and in respect of its employees in all respects.

18.5                        Each Group Company has not been investigated or punished by the competent authorities for the payment of all the prescribed social security funds and housing funds and has made full payment of any severance compensation owing to any of its former employees or labour contractors in connection with the termination of their employment with the Group Company.

Schedule C

Disclosure Letter